Exhibit 99.1

Incannex Announces Initiation of Research Coverage by Alliance Global Partners

MELBOURNE, Australia and NEW YORK, June 9, 2026 – Incannex Healthcare Inc. (Nasdaq: IXHL) (“Incannex” or the “Company”), a clinical-stage biopharmaceutical company advancing innovative combination therapies and next-generation medicines for high-impact indications, is pleased to announce that Alliance Global Partners (“AGP”) has initiated equity research coverage of the Company.

The research report, authored by AGP Managing Director and Senior Biotechnology Analyst James Molloy, provides an independent assessment of Incannex’s clinical pipeline, development strategy, market opportunities and future growth prospects.

Research Coverage Highlights

●	Rating: BUY

●	Price Target: US$18.00 per share

●	Analyst: James Molloy, Alliance Global Partners

●	Report Date: June 8, 2026

Incannex believes the initiation of coverage by AGP represents an important milestone in expanding awareness of the Company’s clinical programs and investment proposition among institutional and retail investors.

The report includes discussion of the Company’s lead obstructive sleep apnoea program, IHL-42X, currently being advanced through the DReAMzz dose optimisation study, as well as PSX-001, the Company’s synthetic psilocybin program for generalized anxiety disorder.

Joel Latham, President and Chief Executive Officer of Incannex, commented:

“We are pleased AGP has elected to initiate research coverage and appreciate the time and diligence their team has dedicated to understanding our business, clinical programs and long-term strategy.”

“As we continue advancing IHL-42X and PSX-001 through development, we believe increased research coverage can help broaden investor awareness of the significant unmet needs we are seeking to address and the substantial commercial opportunities represented by our pipeline.”

Investors may contact Alliance Global Partners (www.allianceg.com) directly to obtain a copy of the report.

Analyst Disclaimer

The information above regarding analyst coverage is solely for informational purposes and is not intended as a solicitation to make investments. Any opinions, estimates or forecasts regarding Incannex’s performance made by analysts are theirs alone and do not represent opinions, forecasts or predictions of Incannex or its management. Incannex does not by its reference above, or by distribution, imply its endorsement of or concurrence with such information, conclusions or recommendations. Alliance Global Partners has received compensation from Incannex for providing investment banking services. Incannex undertakes no obligation to

About Incannex Healthcare Inc.

Incannex Healthcare Inc. is a clinical-stage biopharmaceutical company developing innovative combination therapies and next-generation medicines for conditions with significant unmet medical need. The Company’s lead programs include IHL-42X for obstructive sleep apnoea and PSX-001 for generalized anxiety disorder. Incannex is committed to advancing therapies that address multiple biological pathways with the goal of improving patient outcomes and creating long-term shareholder value. For more information, please visit www.incannex.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to management’s expectations regarding the development, regulatory progress and commercialization of the Company’s drug candidates, potential benefits of equity research coverage, the potential value of the Company’s drug candidates and business, and potential shareholder value. When or if used in this communication, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company, its operations or its management, may identify forward-looking statements. The forward-looking statements contained in this press release are based on management’s current expectations and projections about future events. Nevertheless, actual results or events could differ materially from the plans, intentions, and expectations disclosed in, or implied by, the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: the risk that the Company’s estimates and current projections regarding the sufficiency of its current cash on hand to fund the Company’s planned operations may be incorrect and the Company may use these resources faster than anticipated, the potential risk that equity research coverage may not result in increased investor awareness or liquidity, risks associated with the clinical development of IHL-42X and PSX-001, and other risks described in the section entitled “Risk Factors” described in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, which can be obtained on the SEC website at www.sec.gov and are made available on the Company’s website upon their filing with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au